EXHIBIT 99.1

For information contact:
Rick Wadsworth, MDSI Mobile Data Solutions Inc., 519-729-7998 or ir@mdsi.ca

NEWS RELEASE

MDSI’s Q1 2005 Results Better Company Forecast

Richmond, B.C. (April 28, 2005) – In the first quarter of 2005, MDSI Mobile Data Solutions Inc. (Nasdaq: MDSI; TSX: MMD) recorded $11.7 million in revenue, four cents in earnings per fully diluted share, and increased its cash and cash equivalents over the quarter by $832,000.

“I’m pleased that we were able to beat our EPS forecast. I’m also pleased that for the ninth straight quarter we continued to build cash,” stated Erik Dysthe, MDSI’s President, CEO and Chairman.

MDSI’s total revenue of $11.7 million (Q1 2004: $12.7 million) is lower than the comparable period primarily due to lower software and services revenue resulting from MDSI’s successful completion of a major contract that generated significant revenue for the Company in Q1 2004.

MDSI’s gross margin in Q1 2005 was 54% (Q1 2004: 48%) and included $528,000 (Q1 2004: $700,000) of zero-margin revenue (required to be recognized on a gross basis under US GAAP), which reduced the gross margin by 3% (Q1 2004: 3%). The improvement in gross margin is largely attributable to MDSI’s cost-cutting efforts over the past year.

During Q1 2005, MDSI’s total operating expenses were $5.9 million (Q1 2004: $5.8 million). MDSI recorded net income of $345,000 in Q1 2005 (Q1 2004: $344,000), or $0.04 per fully diluted share (Q1 2004: $0.04).

MDSI improved its strong balance sheet during Q1 2005. The Company added $832,000 to cash, resulting in a $20.7 million (December 31, 2004: $19.8 million) balance of cash and cash equivalents at March 31, 2005. The increase in the balance was primarily attributable to operating activities, which provided $1.1 million in cash flow. The company has no long-term debt.

For Q2 2005, MDSI expects revenue of approximately $11 million, excluding third party products and services revenue, and expects to lose $0.03 to 0.04 per fully diluted share. Dysthe added, “MDSI’s profitable business model has not changed. We expect the second quarter to include higher expenses than Q1 for a couple of primary reasons. As usual in Q2, we host our annual user conference so sales and marketing expenses should be higher. Additionally we expect higher general and administrative expenses due to higher professional fees, which we expect will revert back to more normal levels in Q3 2005.”

All figures in this news release are unaudited, in US dollars and presented in accordance with US GAAP. Unaudited, condensed consolidated financial statements are presented below.

About MDSI
MDSI is the largest, most successful and experienced provider of mobile workforce management software in the world. MDSI’s software improves customer service and relationships and reduces operating costs by allowing companies to manage field resources more effectively. Headquartered in Richmond, BC, Canada, MDSI was founded in 1993 and has approximately 325 employees. The company has operations and support offices in the United States, Canada, Europe and Australia. MDSI services approximately 100 customers and has licensed more than 80,000 field service users around the world. MDSI is a public company traded on the Toronto Stock Exchange (MMD) and on NASDAQ (MDSI). www.mdsi.ca ####

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements in this release include statements regarding: MDSI’s expectations regarding the amount and timing of revenues, earnings and cash flows in future periods; and MDSI’s expectations regarding the nature and amount of expenses in future periods. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties such as: the possibility that our potential customers will defer purchasing decisions due to economic, political or other conditions or will purchase products offered by our competitors; the failure of MDSI to maintain anticipated levels of expenses in future periods and the risk that cost reduction efforts may adversely affect the ability of MDSI to achieve its business objectives; the risks associated with the collection of accounts receivable; the risks associated with technical difficulties or delays in product introductions and improvements; product development, product pricing or other initiatives of MDSI’s competitors; the amount and timing of strategic expenses; and other risks and uncertainties detailed in MDSI’s most recent Annual Report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. MDSI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MDSI MOBILE DATA SOLUTIONS INC.
Consolidated Balance Sheets
(Expressed in United States Dollars)
(Unaudited)

	As at
	March 31,	December 31,

	2005	2004

Assets
Current assets
Cash and cash equivalents	$ 20,674,430	$ 19,842,920
Accounts receivable
Trade (net of allowance for doubtful accounts of $220,591; 2004 - $288,246)	11,547,826	10,139,104
Unbilled	1,140,696	822,323
Prepaid expenses and other assets	775,626	1,118,143
Current deferred income taxes	148,107	171,451

	34,286,685	32,093,941

Capital assets, net	6,398,440	6,694,021

	$ 40,685,125	$ 38,787,962

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$ 1,125,346	$ 1,929,785
Accrued liabilities	4,066,223	3,686,527
Accrued restructuring charges	593,859	921,052
Income taxes payable	1,377,544	1,382,017
Deferred revenue	14,987,085	12,653,199
Current obligations under capital lease	838,786	1,073,883

	22,988,843	21,646,463
Long term deferred income taxes	44,263	43,273

	23,033,106	21,689,736

Stockholders' equity
Common Stock	45,003,189	44,793,898
Additional paid-up capital	2,406,049	2,406,049
Deficit	(29,067,115)	(29,411,617)
Accumulated other comprehensive loss	(690,104)	(690,104)

	17,652,019	17,098,226

	$ 40,685,125	$ 38,787,962

MDSI MOBILE DATA SOLUTIONS INC.
Consolidated Statements of Operations
(Expressed in United States Dollars)
(Unaudited)

	Three months ended March 31,

	2005	2004

Revenue
Software and services	$ 6,404,270	$ 7,481,714
Maintenance and support	4,740,229	4,302,727
Third party products and services	582,721	866,257

	11,727,220	12,650,698

Direct costs	5,342,604	6,589,989

Gross profit	6,384,616	6,060,709

Operating Expenses
Research and development	1,985,420	1,535,344
Sales and marketing	2,010,725	2,135,051
General and administrative	1,877,854	1,753,061
Strategic expenses	--	350,000

	5,873,999	5,773,456

Operating income	510,617	287,253

Other (expense) income	(50,566)	226,118

Income from operations before tax provision	460,051	513,371

Provision for income taxes	115,549	169,788

Net income for the period	344,502	343,583

Deficit, beginning of the period	(29,411,617)	(29,919,095)

Deficit, end of period	$(29,067,115)	$(29,575,512)

Earnings per common share
Basic	$ 0.04	$ 0.04

Diluted	$ 0.04	$ 0.04

Weighted average shares outstanding
Basic	8,384,287	8,226,068
Diluted	8,604,420	8,369,954

MDSI MOBILE DATA SOLUTIONS INC.
Consolidated Statements of Cash Flows
(Expressed in United States Dollars)
(Unaudited)

	Three months ended March 31,

	2005	2004

Cash flows from operating activities

Net income	$ 344,502	$ 343,583
Items not affecting cash:
Depreciation	543,522	579,061
Deferred taxes	24,334	(1,012)
Stock based compensation charge	--	135,000
Changes in non-cash operating working capital items	192,899	651,134

Net cash provided by operating activities	1,105,257	1,707,766

Cash flows from financing activities

Issuance of common shares	209,291	27,957
Repayment of capital leases	(235,097)	(364,200)

Net cash used in financing activities	(25,806)	(336,243)

Cash flows from investing activity

Acquisition of capital assets	(247,941)	(324,761)

Net cash used in investing activity	(247,941)	(324,761)

Net cash inflow	831,510	1,046,762

Cash and cash equivalents, beginning of period	19,842,920	15,827,043

Cash and cash equivalents, end of the period	$ 20,674,430	$ 16,873,805